SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



Date of Report October 10, 1996


                            EMC CORPORATION
         (Exact name of registrant as specified in its charter)
Massachusetts                       1-9853                   No.04-2680009
(State or other jurisdiction     (Commission                (I.R.S. Employer
of incorporation)                File Number)                Identification No.)



171 South Street, Hopkinton, MA                                 01748
(Address of principal executive offices)                     (zip code)



Registrant's telephone number, including area code:  (508) 435-1000


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Item 5.  Other Events

On September 16, 1996, the Registrant was served with civil investigative demands ("CID") by the Antitrust Division of the United States Department of Justice in connection with the Department's investigation into the agreement dated June 7, 1996 between International Business Machines Corporation and Storage Technology Corporation ("IBM/STK Agreement"). The Justice Department is gathering evidence to determine whether the IBM/STK Agreement has been, is, or may be in violation of the federal Sherman Antitrust Act.

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EMC CORPORATION

Date: October 10, 1996                     By:  /s/ Colin G. Patteson
                                                Colin G. Patteson Vice
                                                President, Chief
                                                Financial Officer and Treasurer